UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 17, 2017

MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida (State or other jurisdiction of incorporation)	001-35887 (Commission File Number)	26-2792552 (IRS Employer Identification No.)

1775 West Oak Commons Ct, NE Marietta, GA (Address of principal executive offices)	30062 (Zip Code)

(770) 651-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Company's Board of Directors' meeting held on May 17, 2017, the Board approved an increase in the dollar value of the annual equity grants for non-employee directors from $150,000 to $170,000. All cash compensation arrangements remain the same. This resulted in the need for an additional grant of 3,472 shares of restricted stock to Luis Aguilar, who recently joined the Board in March 2017, to bring his compensation in line with the other non-employee directors.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On May 17, 2017, MiMedx Group, Inc. held its 2017 Annual Meeting. There were two proposals acted upon at the meeting. All nominees for director were elected (Proposal 1) and Proposal 2 was approved. The following is a description of each item and the votes cast for each:

Proposal 1: The election of directors

	For	Against	Abstain	Broker Non votes
Charles R. Evans	51,011,858	75,691	71,493	38,925,674
Charles E. Koob	45,887,932	5,216,382	54,728	38,925,674
Neil S. Yeston	50,611,028	465,416	82,598	38,925,674
Luis A. Aguilar	50,993,754	76,622	88,666	38,925,674

Proposal 2: Proposal to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the current fiscal year.

	For	Against	Abstain
Total shares voted	88,814,205	652,337	618,174

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: May 19, 2017	By:	/s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer